Exhibit No. 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 33-60935) and Form S-8 (File No. 333-43363 and File No. 333-77109) of The Peoples BancTrust Company, Inc. of our report dated February 27, 2004, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Montgomery, Alabama March 29, 2004